UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EATON VANCE FLOATING-RATE INCOME PLUS FUND

(Exact Name of Registrant as Specified in this Charter)

Massachusetts	46-2457711
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two International Place Boston, Massachusetts	02110
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates: 333-187767

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Common Shares of Beneficial Interest, $0.01 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-187767 and 811-22821) as filed electronically with the Securities and Exchange Commission on April 5, 2013 (Accession No. 0000898432-13-000649) (“Registration Statement on Form N-2”), as the same may be amended.

Item 2: Exhibits.

(a)	The following exhibits are being filed with the Commission:

1.	Registrant’s Registration Statement on Form N-2 is incorporated herein by reference.

2.	Agreement and Declaration of Trust of Registrant, which was filed electronically as exhibit (a) to the Registrant’s Registration Statement on Form N-2, is incorporated herein by reference.

3.	By-Laws of Registrant, which were filed electronically as exhibit (b) to the Registrant’s Registration Statement on Form N-2, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 23rd day of May, 2013.

EATON VANCE FLOATING-RATE INCOME TERM INCOME PLUS FUND

By:	/s/ Maureen A. Gemma
Name: Maureen A. Gemma Title: Secretary